UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 11, 2023

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Arbutus Biopharma Corporation

(Exact name of registrant as specified in its charter)

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British Columbia, Canada	001-34949	98-0597776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Veterans Circle

Warminster, Pennsylvania 18974

(Address of Principal Executive Offices) (Zip Code)

(267) 469-0914

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ABUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2023, the Board of Directors (the “Board”) of Arbutus Biopharma Corporation (the “Company”) (a) increased the size of the Board by one member such that the Board will thereafter consist of seven directors and (b) appointed Melissa V. Rewolinski, PhD to the Board, to serve until the Company’s 2024 annual general meeting of shareholders or until her successor is duly appointed and qualified, or until her earlier death, resignation or removal. Dr. Rewolinski was also appointed as a member of the Board’s Executive Compensation and Human Resources Committee (“Compensation Committee").

Dr. Rewolinski’s cash compensation will be consistent with the cash compensation provided to all of the Company’s non-employee directors. Under the Company’s current non-employee director compensation policy, Dr. Rewolinski will receive an annual cash retainer of $40,000 for general availability and participation in meetings of the Board and will receive an additional annual retainer of $7,500 for her service as a member of the Compensation Committee. Dr. Rewolinski was granted an initial option to acquire 110,000 common shares of the Company, which option grant will vest over a 3-year period with one-third vesting each year on the annual anniversary date of the grant, subject to Dr. Rewolinski ’s continued service on the Board. The option is exercisable for 10 years from the date of grant, at a price equal to the closing price of the Company’s common shares on the Nasdaq Stock Market on July 12, 2023. The option will also be subject to the terms and conditions of the Arbutus Biopharma Corporation 2016 Omnibus Share and Incentive Plan, as supplemented and amended, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on May 30, 2023.

The Company also entered into an indemnity agreement with Dr. Rewolinski in connection with her appointment to the Board. The indemnity agreement is in substantially the same form as the indemnity agreement for the other directors of the Company that was filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 3, 2022.

No arrangement or understanding exists between Dr. Rewolinski and any other person pursuant to which Dr. Rewolinski was appointed as a director, and there are no transactions in which Dr. Rewolinski has an interest which would require disclosure under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended.

On July 12, 2023, the Company issued a press release announcing Dr. Rewolinski ’s appointment to the Board. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated July 12, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbutus Biopharma Corporation

Date: July 12, 2023	By:	/s/ David C. Hastings
David C. Hastings
Chief Financial Officer